Parker Drilling Reports First Quarter 2012 Results

HOUSTON, May 2, 2012 /PRNewswire/ -- Parker Drilling Company (NYSE: PKD), a drilling contractor and services provider, today reported results for the 2012 first quarter that include net income of $26.4 million, or $0.22 per diluted share, on revenues of $176.6 million, compared with 2011 first quarter net income of $4.8 million, or $0.04 per diluted share, on revenues of $156.2 million. (Net income represents net income attributable to Parker Drilling Company). The 2012 first quarter adjusted EBITDA was $76.2 million, compared with $42.1 million for the prior year's first quarter.

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"Parker's first quarter results demonstrate the strength and durability of our business strategy and success in adapting to the effects of declining U.S. natural gas prices," said Parker Drilling Chairman, President and Chief Executive Officer, Robert Parker Jr. "We produced solid year-to-year revenue and earnings growth this quarter through effective responses to the diverging trends in oil and gas prices in North America and the uneven growth in international E&P spending. This led to the sixth consecutive quarter of year-to-year increases in the Company's quarterly adjusted EBITDA and net income, excluding non-routine items. Our Rental Tools segment continued to grow, serving the increased need for premium drill pipe in shale plays with an expanded inventory while dynamically repositioning our equipment in response to the shifting focus of U.S. drilling activity. The U.S. Barge Drilling segment's performance reflects increased drilling for oil and gas liquids in the shallow water of the U.S. Gulf of Mexico. Our International Drilling segment benefited from improved activity in several of the markets we serve and an increase in the number of O&M projects."

First Quarter Highlights

  Parker's Rental Tools segment continued to grow, with increased revenues, gross margin and gross margin as a percentage of revenues, compared with the prior year's first quarter. (Segment gross margin excludes depreciation and amortization expense.)
  The Company's U.S. Barge Drilling segment increased its average utilization and average dayrate which significantly improved its gross margin as a percentage of revenues.
  The International Drilling segment raised its average utilization and average dayrate and benefited from an increase in the number of O&M projects.

"Our current business activity and the expected trends in our markets should support continued strength in our business," commented Mr. Parker. "Oil-directed and gas liquids-directed drilling continues to expand in the U.S., both on land and in the coastal waters of the U.S. Gulf of Mexico. In addition, the U.S. land drilling market continues to grow footage drilled, a prime indicator of demand for drill pipe and other rental tools. The industry's increased spending to develop oil and natural gas resources worldwide is expected to lead to more international drilling activity, including an expanded reach into challenging environments that require safe and efficient operations and more fit-for-purpose drilling solutions. We believe these trends and Parker's balanced and diversified operations position us to continue to deliver solid results," concluded Parker.

First Quarter Review

Parker's revenues for the 2012 first quarter increased 13 percent to $176.6 million from 2011 first quarter revenues of $156.2 million. The Company's 2012 first quarter gross margin, before depreciation and amortization expense, rose 67 percent to $81.6 million compared with 2011 first quarter gross margin of $48.8 million, and gross margin as a percentage of revenues increased to 46.2 percent from 31.2 percent. There was no significant impact from non-routine items on 2012 first quarter results. The results for the 2011 first quarter include non-routine, after-tax expenses of $0.4 million or $0.01 per diluted share. Details of the non-routine items are provided in the attached financial tables.

At year end 2011, the Company updated the composition of its reported business segments to reflect the strategic focus of the Company and align more closely with its organizational structure and management responsibilities. Prior period amounts have been revised to reflect this change. Following is a review of segment results for the 2012 first quarter with comparisons to results for the 2011 first quarter.

  Rental Tools segment revenues increased 27 percent to $66.3 million from $52.3 million, segment gross margin rose 31 percent to $44.7 million from $34.2 million, and segment gross margin as a percentage of revenues improved to 67.4 percent from 65.3 percent.  Demand for premium drill pipe and related products for U.S. drilling applications continued to expand, driven by the widening use of lateral drilling and further growth in footage drilled.  Throughout the period Parker's Rental Tools operation continued to acquire inventory and to actively reposition products across its locations to efficiently serve customer needs and maintain effective asset utilization.
  U.S. Barge Drilling segment revenues increased 75 percent to $27.8 million from $15.9 million, segment gross margin rose significantly to $10.7 million from $1.8 million, and segment gross margin as a percentage of revenues improved to 38.4 percent from 11.4 percent. Drilling demand in the coastal waters of the U.S. Gulf of Mexico remained solid, primarily focused on oil- and gas liquids-related targets. With its offering of safe and efficient equipment operated by experienced and well trained crews, Parker's barge drilling business increased its average utilization to 75 percent and improved its average dayrate by 35 percent.  For the quarter, the business had an average of 9.8 barge rigs employed at an average dayrate of $30,400 compared with an average of 7.5 barge rigs working at an average dayrate of $22,600 in the 2011 first quarter.
  The U.S. Drilling segment includes two Arctic Alaska Drilling Unit (AADU) rigs located in Alaska and one land rig located in Louisiana.  The AADU rigs are undergoing commissioning and the available land rig is idle.  As a result, this segment earned no revenues in the 2012 first quarter and prior periods.  The segment's operating costs consist of expenses incurred in preparation for future activities in Alaska, primarily for labor, training and facility leases.
  International Drilling segment revenues increased 13 percent to $78.8 million from $69.9 million, segment gross margin rose 117 percent to $26.5 million from $12.2 million, and segment gross margin as a percentage of revenues improved to 33.7 percent from 17.4 percent.  Revenues rose as a result of an increase in average utilization and average dayrate for the Parker-owned rig fleet.  The average dayrate increase included the return to an operating dayrate for the Company's Caspian Sea Arctic Class barge rig. Average utilization for the 2012 first quarter was 58 percent, compared with 46 percent for the prior year's first quarter.  For the 2012 first quarter, the ten-rig Latin America regional fleet operated at 80 percent average utilization and the sixteen-rig Eastern Hemisphere regional fleet operated at 44 percent average utilization.  (Additional rig fleet information is available on Parker's website). The segment realized lower O&M contract revenues due to the completion in late 2011 of a rig relocation project with significant reimbursable expenses. This was partially offset by the impact of two O&M projects added during 2011.  The prior year's segment gross margin included $3.0 million of expense related to local tax costs.
  The Technical Services segment's 2012 first quarter revenues declined to $3.7 million from $8.4 million, and segment gross margin declined to $0.2 million from $1.6 million, while segment gross margin as a percentage of revenues was 6.7 percent compared to 18.7 percent. The decline in revenues, gross margin and gross margin as a percentage of revenues was primarily due to the completion of the Liberty project in early 2011 and the transition of our role on the Berkut platform project from engineering to construction oversight.  This was partially offset by increased contributions from other engineering projects.
  Construction Contract segment recorded no revenues or segment gross margin for the 2012 first quarter, compared with $9.6 million of revenues and a $0.7 million segment gross margin loss in the prior year's first quarter related to the construction of the BP-owned Liberty rig.  The construction contract for the rig ended in the 2011 first quarter and project-related work since then has been included in the Technical Services segment.

Capital Expenditures

Capital expenditures were $59.4 million for the 2012 first quarter and include $26.9 million for the construction of the AADU rigs and $25.1 million for the purchase of rental tools inventory and equipment.

Conference Call

Parker Drilling has scheduled a conference call for 10:00 a.m. CDT (11:00 a.m. EDT) on Wednesday, May 2, 2012, to discuss its reported results. Those interested in listening to the call by telephone may do so by dialing (480) 629-9692. The call can also be accessed through the Investor Relations section of the Company's website at http://www.parkerdrilling.com. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone from May 2 through May 9 by dialing (303) 590-3030 and using 4531531 as the access code.

Cautionary Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rig utilization and dayrates; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs for operation; the strengthening of the Company's financial position; increases in market share; outcomes of legal proceedings and investigations; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions that could adversely affect market conditions, fluctuations in oil and natural gas prices that could reduce the demand for drilling services, changes in laws or government regulations that could adversely affect the cost of doing business, our ability to refinance our debt and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. See "Risk Factors" in the Company's Annual Report filed on Form 10-K and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Description

Parker Drilling (NYSE: PKD) provides high-performance contract drilling solutions, rental tools and project management services to the energy industry. Parker's rig fleet includes 24 land rigs and two offshore barge rigs in international locations, 13 barge rigs in the U.S. Gulf of Mexico, one land rig located in the U.S., and two land rigs in Alaska undergoing commissioning. The Company's rental tools business supplies premium equipment to operators on land and offshore in the U.S. and select international markets. Parker also performs contract drilling for customer-owned rigs and provides technical services addressing drilling challenges for E&P customers worldwide. More information about Parker Drilling can be found at http://www.parkerdrilling.com, including operating status reports for the Company's Rental Tools segment and its international and U.S. rig fleets, updated monthly.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS	(Dollars in Thousands)
CURRENT ASSETS
Cash and Cash Equivalents	$ 68,996	$ 97,869
Accounts and Notes Receivable, Net	191,206	183,923
Rig Materials and Supplies	25,413	29,947
Deferred Costs	4,989	3,249
Deferred Income Taxes	5,823	6,650
Assets held for sale	5,315	5,315
Other Current Assets	42,704	40,660
TOTAL CURRENT ASSETS	344,446	367,613

PROPERTY, PLANT AND EQUIPMENT, NET	750,804	719,809

OTHER ASSETS
Deferred Income Taxes	106,018	108,311
Other Assets	24,685	20,513
TOTAL OTHER ASSETS	130,703	128,824

TOTAL ASSETS	$ 1,225,953	$ 1,216,246

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$ 147,249	$ 145,723
Accounts Payable and Accrued Liabilities	124,983	140,087
TOTAL CURRENT LIABILITIES	272,232	285,810

LONG-TERM DEBT	331,000	337,000

LONG-TERM DEFERRED TAX LIABILITY	18,250	15,934

OTHER LONG-TERM LIABILITIES	30,087	33,452

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	575,006	544,606
Noncontrolling interest	(622)	(556)
TOTAL EQUITY	574,384	544,050

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,225,953	$ 1,216,246

Current Ratio	1.27	1.29

Total Debt as a Percent of Capitalization	45%	47%

Book Value Per Common Share	$ 4.89	$ 4.65

PARKER DRILLING COMPANY
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(Dollars in Thousands)

REVENUES:	176,569	156,179

EXPENSES:
Operating Expenses	94,932	107,376
Depreciation and Amortization	27,619	27,599

TOTAL OPERATING GROSS MARGIN	54,018	21,204

General and Administrative Expense	(5,497)	(6,806)
Gain on Disposition of Assets, Net	492	1,004

TOTAL OPERATING INCOME	49,013	15,402

OTHER INCOME AND (EXPENSE):
Interest Expense	(8,037)	(5,861)
Interest Income	26	47
Change in fair of derivative positions	(49)	-
Other Income (Expense)	16	11
TOTAL OTHER INCOME AND (EXPENSE)	(8,044)	(5,803)

INCOME (LOSS) BEFORE INCOME TAXES	40,969	9,599

INCOME TAX EXPENSE (BENEFIT)
Current	9,631	4,018
Deferred	5,012	821
TOTAL INCOME TAX EXPENSE (BENEFIT)	14,643	4,839

NET INCOME (LOSS)	26,326	4,760
Less: net loss attributable to noncontrolling interest	(66)	(67)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$ 26,392	$ 4,827

EARNINGS PER SHARE - BASIC
Net Income (loss)	$ 0.23	$ 0.04

EARNINGS PER SHARE - DILUTED
Net Income (loss)	$ 0.22	$ 0.04

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	116,848,516	115,119,277
Diluted	118,404,491	116,322,199

PARKER DRILLING COMPANY
Selected Financial Data
(Unaudited)

	Three Months Ended
	March 31,		December
	2012	2011	2011
	(Dollars in Thousands)
REVENUES:
Rental Tools	$ 66,284	$ 52,319	$ 63,871
U.S. Barge Drilling	27,835	15,920	22,888
U.S. Drilling	-	-	-
International Drilling	78,750	69,936	89,229
Technical Services	3,700	8,366	5,079
Construction Contract	-	9,638	-
Total Revenues	176,569	156,179	181,067

OPERATING EXPENSES:
Rental Tools	21,630	18,137	19,952
U.S. Barge Drilling	17,140	14,102	16,503
U.S. Drilling	466	213	665
International Drilling	52,243	57,744	65,664
Technical Services	3,453	6,799	4,260
Construction Contract	-	10,381	-
Total Operating Expenses	94,932	107,376	107,044

OPERATING GROSS MARGIN:
Rental Tools	44,654	34,182	43,919
U.S. Barge Drilling	10,695	1,818	6,385
U.S. Drilling	(466)	(213)	(665)
International Drilling	26,507	12,192	23,565
Technical Services	247	1,567	819
Construction Contract	-	(743)	-
Depreciation and Amortization	(27,619)	(27,599)	(29,624)
Total Operating Gross Margin	54,018	21,204	44,399

General and Administrative Expense	(5,497)	(6,806)	(7,930)
Impairment and other charges	-	-	(170,000)
Provision for Reduction in Carrying Value of Certain Assets	-	-	(1,350)
Gain on Disposition of Assets, Net	492	1,004	1,666

TOTAL OPERATING INCOME	$ 49,013	$ 15,402	$ (133,215)

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)

	Three Months Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010

Net Income (Loss) Attributable to Controlling Interest	$ 26,392	$ (90,177)	$ 20,725	$14,173	$ 4,827	$ (13,409)	$ 492	$ 507	$ (2,051)
Adjustments:
Income Tax (Benefit) Expense	14,643	(48,112)	15,042	13,464	4,839	25,362	786	1,624	(1,559)
Total Other Income and Expense	8,044	5,066	6,268	5,636	5,803	6,196	6,277	11,182	9,736
Loss/(Gain) on Disposition of Assets, Net	(492)	(1,666)	(623)	(366)	(1,004)	(1,060)	(1,176)	(1,712)	(672)
Depreciation and Amortization	27,619	29,624	27,581	27,332	27,599	28,526	28,904	29,012	28,588
Impairment and other charges	-	170,000	-	-	-	-	-
Provision for Reduction in Carrying Value of Certain Assets	-	1,350	-	-	-	1,952	-	-	-

Adjusted EBITDA	$ 76,206	$ 66,085	$ 68,993	$ 60,239	$ 42,064	$ 47,567	$ 35,283	$40,613	$ 34,042

Adjustments:
Non-routine Items	23	567	1,517	2,451	685	460	930	694	3,811

Adjusted EBITDA after Non-routine Items	$ 76,229	$ 66,652	$ 70,510	$ 62,690	$ 42,749	$ 48,027	$ 36,213	$ 41,307	$ 37,853

PARKER DRILLING COMPANY
Reconciliation of Non-Routine Items *
(Unaudited)
(Dollars in Thousands, except Per Share)

Three Months Ending
March 31, 2012

Net (loss) attributable to controlling interest	$ 26,392
Earnings per diluted share	$ 0.22

Adjustments:
U.S. regulatory investigations / legal matters	23
Total adjustments	$ 23
Tax effect of non-routine adjustments	(8)
Net non-routine adjustments	$ 15

Adjusted net income attributable to controlling interest	$ 26,407
Adjusted earnings per diluted share	$ 0.22

Three Months Ending
March 31, 2011
Net (loss) attributable to controlling interest	$ 4,827
Earnings per diluted share	$ 0.04

Adjustments:
U.S. regulatory investigations / legal matters**	685
Total adjustments	$ 685
Tax effect of non-routine adjustments	(240)
Net non-routine adjustments	$ 445

Adjusted net income attributable to controlling interest	$ 5,272
Adjusted earnings per diluted share	$ 0.05

*

Adjusted net income, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.

**	Amended to include comparable expenses in all periods.

CONTACT: Investor Relations, Richard Bajenski, Director, Investor Relations, +1-281-406-2030, or Media Relations, Stephanie Dixon, Manager, Corporate Communications, +1-281-406-2212, both of Parker Drilling